Exhibit No. 1

Members of Group

DH-Capital GmbH & Co. KG and OH Beteiligungen GmbH & Co. KG are members of a group and have agreed to act in concert with respect to their interest in dievini Hopp Biotech KG.

Prof. Dr. Christof Hettich and Dr. Friedrich von Bohlen und Halbach are members of a group and have agreed to act in concert with respect to their interest in dievini Verwaltungs GmbH.

Power of attorney

I, Oliver Hopp, hereby authorize

Mr. Michael Kranich,

born on February 15, 1964,

business address: Bergheimer Str. 89/1, 69115 Heidelberg,

Prof. Dr. Christof Hettich, attorney at law,

born on November 5, 1959,

Dr. Corinna Mickel,

born on August 8, 1976,

business address for both: Harrlachweg 4, 68163 Mannheim,

each individually,

to represent me, both personally and in my capacity as general manager of the holding companies and management companies with which I am appointed as general manager, with respect to the submission of voting rights announcements that I, the corporations I represent or persons imputable to me or the corporations I represent have to provide to the Securities and Exchange Commission, USA, and/or the corporations that issue the voting rights as a result of acquisitions or losses of voting rights.

The authorized agents can submit on my behalf, as well as on behalf of the aforementioned corporations, all declarations that appear necessary or expedient in their own duly exercised discretion. Each of the authorized agents shall be released from the restrictions of § 181 BGB [Civil Code]. Each of them shall be authorized to issue delegated powers of attorney. The announcements submitted to the Securities and Exchange Commission on January 17, 2008, relating to GPC Biotech AG are approved.

Walldorf / St. Leon-Rot, January 25, 2008

/s/Oliver Hopp

Oliver Hopp

Power of attorney

I, Dietmar Hopp, hereby authorize

Mr. Michael Kranich,

born on February 15, 1964,

business address: Bergheimer Str. 89/1, 69115 Heidelberg,

Prof. Dr. Christof Hettich, attorney at law,

born on November 5, 1959,

Dr. Corinna Mickel,

born on August 8, 1976,

business address for both: Harrlachweg 4, 68163 Mannheim,

each individually,

to represent me, both personally and in my capacity as general manager of the holding companies and management companies with which I am appointed as general manager, with respect to the submission of voting rights announcements that I, the corporations I represent or persons imputable to me or the corporations I represent have to provide to the Securities and Exchange Commission, USA, and/or the corporations that issue the voting rights as a result of acquisitions or losses of voting rights.

The authorized agents can submit on my behalf, as well as on behalf of the aforementioned corporations, all declarations that appear necessary or expedient in their own duly exercised discretion. Each of the authorized agents shall be released from the restrictions of § 181 BGB [Civil Code]. Each of them shall be authorized to issue delegated powers of attorney. The announcements submitted to the Securities and Exchange Commission on January 17, 2008, relating to GPC Biotech AG are approved.

Naples

January 24, 2008

Dietmar Hopp

Dietmar Hopp